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                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 4, 1999
                                                         ----------------

                                   Knoll, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

         Delaware                       1-12907                 13-3873847
         --------                       -------                 ----------
         (State or other               (Commission            (IRS Employer
         jurisdiction of               File Number)        Identification No.)
         incorporation)


             1235 Water Street, East Greenville, Pennsylvania        18041
             -------------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)

       Registrant's Telephone Number, including area code: (215) 679-7991
                                                            -------------



                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

On November 4, 1999, Knoll, Inc. (the "Company") announced the closing of the merger (the "Merger") of a newly formed entity with and into the Company. In the Merger, which was approved by the Company's stockholders on October 20, 1999, all of the common stock held by the Company's public shareholders was converted into the right to receive 28.00 per share in cash for the approximately 17.7 million shares owned by them, representing approximately 40% of the shares outstanding. Previously, on November 3, 1999, the Company announced that the Delaware Chancery Court had approved the settlement of litigation challenging the Merger.

As a result of the Merger, the Company's Common Stock is being delisted from The New York Stock Exchange and the Company will promptly file to deregister its Common Stock under the Securities Exchange Act of 1934.

The press releases of the Company referred to above are filed herewith as
Exhibit 99.1 and Exhibit 99.2 and are each incorporated herein by reference. In addition, in order to correct certain typographical errors, the Company is refiling as Exhibit 99.3 hereto the Credit Agreement, dated as of October 20, 1999, between the Company, each of the Company's domestic subsidiaries, certain Lenders identified therein (the "Lenders"), Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent.

Item 7.  Financial Statements and Exhibits.

 (c)  Exhibits:

         The following exhibits are filed as part of this report:

         99.1     Press Release of the Company issued on November 3, 1999.

         99.2     Press Release of the Company issued on November 4, 1999.

         99.3 Credit Agreement, dated as of October 20, 1999, between Knoll, Inc. (the "Company"), each of the Company's domestic subsidiaries, certain Lenders identified therein, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KNOLL, INC.


                                        By: /s/  Douglas J. Purdom
                                            ------------------------------
                                            Douglas J. Purdom
                                            Senior Vice President and
                                            Chief Financial Officer

Dated:  November 5, 1999



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                                  Exhibit Index
                                  -------------

Exhibit No.      Description
-----------      -----------

    99.1         Press Release of the Company issued on November 3, 1999.

    99.1         Press Release of the Company issued on November 4, 1999.

    99.3 Credit Agreement, dated as of October 20, 1999, between Knoll, Inc. (the "Company"), each of the Company's domestic subsidiaries, certain Lenders identified therein, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent.